UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 29, 2009

ANGELES OPPORTUNITY PROPERTIES, LTD.

(Exact name of Registrant as specified in its charter)

California	0-16116	95-4052473
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01   Completion of Acquisition or Disposition of Assets.

Angeles Opportunity Properties, Ltd., a California limited partnership (the “Registrant”), owns a 99% interest in Lakewood AOPL, a Texas Limited Partnership (the “Partnership”).  The Partnership owned Lakewood Apartments (“Lakewood”), a 256-unit apartment complex located in Tomball, Texas.  On May 29, 2009, the Partnership sold Lakewood, which was its last remaining investment property, to a third party, Solid Goods Corporation, a California corporation (the “Purchaser”), for a total sales price of $9,050,000.

In accordance with the Amended and Restated Limited Partnership Agreement of the Registrant, the Registrant’s general partner is evaluating the cash requirements of the Registrant to determine what portion of the net sales proceeds will be available to distribute to the Registrant’s partners.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANGELES OPPORTUNITY PROPERTIES, LTD.

By:  Angeles Realty Corporation II

General Partner

By:  /s/Steven D. Cordes

Steven D. Cordes

Senior Vice President

Date:      June 4, 2009